Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Sea Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value $0.0005 per share	Other	16,942,765(3)	US$49.00(3)	US$830,195,485.00	US$110.20 per US$1,000,000	US$91,487.54
Total Offering Amounts					US$830,195,485.00		US$91,487.54
Total Fee Offsets							—
Net Fee Due							US$91,487.54

(1)	The securities to be registered hereby may be represented by American depositary shares (“ADSs”) of Sea Limited (the “Registrant”). Each ADS represents one Class A ordinary share, par value of US$0.0005 per share, of the Registrant (“Class A Ordinary Share”). The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-220861).

(2)	This registration statement on Form S-8 (this “Registration Statement”) registers additional Class A Ordinary Shares issuable pursuant to the Registrant’s Second Amended and Restated Share Incentive Plan, as amended (the “Plan”), which were not previously registered under the registration statement on Form S-8 filed with the Commission on December 15, 2017 (File No. 333-222071), the registration statement on Form S-8 filed with the Commission on March 9, 2018 (File No. 333-223551), the registration statement on Form S-8 filed with the Commission on January 4, 2019 (File No. 333-229137), the registration statement on Form S-8 filed with the Commission on July 26, 2019 (File No. 333-232859), the registration statement on Form S-8 filed with the Commission on January 3, 2020 (File No. 333-235799), the registration statement on Form S-8 filed with the Commission on January 4, 2021 (File No. 333-251873), or the registration statement on Form S-8 filed with the Commission on January 3, 2022 (File No. 333-261969), as amended. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the Plan to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plan.

(3)	The amount to be registered represents an automatic increase in the maximum number of Class A Ordinary Shares available for future award grants under the Plan effective January 1, 2023 pursuant to the term of the Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on December 27, 2022 and adjusted for the Class A Ordinary Share-to-ADS ratio.